Perma-Fix Hosts Corporate Presentation on Investor Roadshow Website;

Provides Business Overview and Update

ATLANTA – February 11, 2010 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced that it has posted its investor presentation along with an audio recording of Dr. Louis F. Centofanti on the Investor Roadshow website (www.InvestorRoadshow.com), an online portal for connecting investors with executives of publicly traded companies.

Dr. Louis F. Centofanti, Chairman and CEO, commented, "We are very well positioned in the nuclear waste treatment and nuclear services industry.    We experienced strong revenue growth for the third quarter and first nine months of 2009.  In the third quarter alone, revenue grew approximately 66% compared to the same period last year and we generated net income of $2.6 million versus net loss of $341,000 in the same period last year.   We expect our growth will continue in the fourth quarter and 2010 as we treat more complex waste streams.  We will be providing our fourth quarter and calendar year 2009 financial results in mid March with the release of our fourth quarter 2009 results. In the meantime, feel free to access our corporate presentation at the Investor Roadshow website.”

About Investor Roadshow

Investor Roadshow brings the experience of attending a one-on-one meeting or group presentation with corporate management direct to your home or office.  For qualified institutions and individual investors, a live one-on-one virtual meeting can be arranged through the site that suits investors busy schedules, complete with Q&A. Investors can also utilize the site to request additional information from the featured companies.  The proprietary Investor Roadshow technology, powered by Equisolve, seamlessly integrates with the company’s own IR website.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc., a national environmental services company, provides unique mixed waste and industrial waste management services. The Company’s increased focus on nuclear services includes radioactive and mixed waste treatment services for hospitals, research labs and institutions, federal agencies, including DOE, DOD, and nuclear utilities. The Company’s industrial services treat hazardous and non-hazardous waste for a variety of customers including, Fortune 500 companies, federal, state and local agencies and thousands of other clients. Nationwide, the company operates seven waste treatment facilities.

This press release contains “forward-looking statements” which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. All statements, other than statements of historical facts, are forward-looking statements.  Statements that include words “expect”, “intend”, “plan”, “believe”, “project”, “anticipate”, “estimate”, and similar statements of a future or forward-looking nature are forward-looking statement.  Forward-looking statements include, but are not limited to: that we expect our growth to continue into the fourth quarter and 2010.  These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation: future economic conditions; industry conditions; competitive pressures; type of waste that we treat; our ability to apply and market our technologies; neither the federal government nor any other party to a subcontract involving the federal government terminates or renegotiates any material contract granted to us prior to expiration of the term of the contract, as such contracts are generally terminable or renegotiated on 30 day notice, at the government’s option; the government or such other party to a contract fails to abide by or comply with the contract or deliver waste as anticipated under the contract; that congress fails to provide appropriate funding for the contemplated remediation projects; and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2008 Form 10-K and Form 10-Q for the quarters ending March 31, 2009, June 30, 2009, and September 30, 2009. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Please visit us on the World Wide Web at http://www.perma-fix.com.

Contacts:
Dr. Louis F. Centofanti, Chairman and CEO	David K. Waldman-US Investor Relations
Perma-Fix Environmental Services, Inc.	Crescendo Communications, LLC
(770) 587-5155	(212) 671-1020 x101

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316